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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 5 to Registration Statement No. 333-122764 of our report dated May 13, 2005 (June 28, 2005 as to the effects of the restatement discussed in Note 20 and July 18, 2005 as to the effects of the last paragraph of Note 12) related to the financial statements of Rockwood Holdings, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 13, 2005 (June 28, 2005 as to the effects of the restatement discussed in Note 6 and July 18, 2005 as to the effects of Note 5) related to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 3, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM